 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2021

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2635 East Millbrook Road, Raleigh, North Carolina 27604
(Address of principal executive offices) (Zip Code)

(540) 362-4911
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	AAP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Termination of Credit Agreement

On November 9, 2021, in conjunction with the entry by Advance Auto Parts, Inc. (the “Company”) into a credit facility (as more fully described in Item 2.03 below), Advance Stores Company, Incorporated, a wholly owned subsidiary of the Company (“Advance Stores”), terminated the Credit Agreement dated as of January 31, 2017, as amended by Amendment No. 1 to the Credit Agreement, dated as of January 31, 2018, and by Amendment No. 2 to the Credit Agreement, dated as of January 10, 2019 (the “2017 Credit Agreement”), among the Company, Advance Stores, as Borrower, and Bank of America, N.A., as Administrative Agent, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 6, 2017. Upon execution of the credit facility described below, the lenders’ commitments under the 2017 Credit Agreement were terminated and the liability of the Company and its subsidiaries with respect to their obligations under the 2017 Credit Agreement was discharged.

Certain lenders under the 2017 Credit Agreement and their affiliates have various commercial relationships with the Company and its subsidiaries involving the provision of financial services, including cash management, investment banking and general financing services.

Item 2.02 Results of Operations and Financial Condition.

On November 15, 2021, the Company issued a press release setting forth its financial results for its third quarter ended October 9, 2021. The press release is furnished as Exhibit 99.1 to this Report and is hereby incorporated by reference in this Item 2.02.

As provided in General Instruction B.2 of Form 8-K, the information and exhibit contained in this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Entry into Credit Agreement

On November 9, 2021, the Company entered into a new credit agreement that provides a $1.2 billion unsecured revolving credit facility (the “2021 Credit Agreement”) with Advance Stores, as a Guarantor, the lenders party thereto (the “Lenders”), and Bank of America, N.A., Administrative Agent (the “Agent”). This new revolver under the 2021 Credit Agreement replaced the revolver under the 2017 Credit Agreement (terminated as described in Item 1.02 above). The new revolver provides for the issuance of letters of credit with a sublimit of $200 million. The Company may request that the total revolving commitment be increased by an amount not exceeding $500 million during the term of the 2021 Credit Agreement. Voluntary prepayments and voluntary reductions of the revolving loan balance, if any, are permitted in whole or in part, at the Company’s option, in minimum principal amounts as specified in the 2021 Credit Agreement.

The interest rates on outstanding amounts, if any, on the revolving facility under the 2021 Credit Agreement will be based, at the Company’s option, on an adjusted LIBOR, plus a margin, or an alternate base rate, plus a margin. The margins per annum for the revolving loan will vary from 0.795% to 1.300% for the adjusted LIBOR and from 0.00% to 0.300% for alternate base rate based on the assigned debt ratings of the Company. A facility fee will be charged on the total revolving facility commitment, payable quarterly in arrears, in an amount that will vary from 0.08% to 0.20% per annum based on the assigned debt ratings of the Company. The 2021 Credit Agreement includes customary LIBOR replacement provisions. The revolving facility terminates in November 2026; however, the Company may request up to two one-year extensions of the termination date, the Company may request each Lender to extend such Lender’s maturity date for an additional one-year period, subject to the right of each Lender to elect not to agree to such extension and provided that only two such extensions are permitted under the agreement.

The 2021 Credit Agreement is guaranteed by certain material subsidiaries of the Company (including Advance Stores), as Guarantors, pursuant to the Guarantee Agreement among the Company, the Guarantors and the Agent for the Lenders (the “Guarantee Agreement”).

The 2021 Credit Agreement contains customary covenants restricting the ability of the Company and its subsidiaries to, among other things, (i) create, incur or assume additional debt (only with respect to subsidiaries of the Company), (ii) incur liens, (iii) change the nature of its business conducted by itself and its subsidiaries, (iv) enter into certain hedging arrangements, (v) enter into restrictive agreements limiting their ability to incur liens on any of their property or assets, pay distributions, repay loans, or guarantee indebtedness of their subsidiaries, and (vi) with respect to the Company, among other things, to change the holding company status of the Company. The Company is required to comply with financial covenants with respect to a maximum leverage ratio and a minimum coverage ratio. The 2021 Credit Agreement also provides for customary events of default, including non-payment defaults, covenant defaults and cross-defaults of the Company’s other material indebtedness.

Certain Lenders and their affiliates have various commercial relationships with the Company and its subsidiaries involving the provision of financial services, including cash management, investment banking and general financing services.

The above description of the 2021 Credit Agreement and the Guarantee Agreement is not complete and is qualified in its entirety by the text of the respective agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Credit Agreement, dated as of November 9, 2021, among Advance Auto Parts, Inc., Advance Stores Company, Incorporated, the lenders party thereto, and Bank of America, N.A., as Administrative Agent.
10.2	Guarantee Agreement, dated as of November 9, 2021, among Advance Auto Parts, Inc., the guarantors from time to time party thereto and Bank of America, N.A., as administrative agent for the lenders.
99.1	Press Release, dated November 15, 2021, issued by Advance Auto Parts, Inc.
101.1	Pursuant to Rule 406 of Regulation S-T, the cover page to this Current Report on Form 8-K is formatted in Inline XBRL.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document included in Exhibit 101.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.

Date: November 15, 2021	/s/ Jeffrey W. Shepherd
Jeffrey W. Shepherd
Executive Vice President, Chief Financial Officer